Exhibit 99.1

Ault Disruptive Technologies Corporation Prices $100 Million Initial Public Offering

New York, New York – December 15, 2021 – Ault Disruptive Technologies Corporation, a newly organized blank-check special purpose acquisition company formed as a Delaware corporation, today announced the pricing of its initial public offering of 10,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one share of common stock and three-fourths of one redeemable warrant. Each whole warrant will entitle the holder thereof to purchase one share of common stock at $11.50 per share. The units are expected to trade on the NYSE American under the symbol “ADRTU” beginning December 16, 2021. Ault Disruptive Technologies Corporation expects the initial public offering to close on December 20, 2021, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the common stock and the warrants are expected to be traded on the NYSE American under the symbols “ADRT” and “ADRTW,” respectively.

Ault Disruptive Technologies Corporation is a blank-check company sponsored by Ault Disruptive Technologies Company, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of BitNile Holdings, Inc. (formerly Ault Global Holdings, Inc.) (NYSE: NILE), whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on opportunities to acquire companies with innovative and emerging technologies, products or services that have the potential to transform major industries and radically impact society that have an aggregate enterprise value of approximately $200 million to $500 million and would benefit from access to public markets and the operational and strategic expertise of the company’s management team and board of directors.

A.G.P./Alliance Global Partners is the sole book-running manager, and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-manager for the offering. Ault Disruptive Technologies Corporation has granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the IPO price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission on December 15, 2021. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and any future initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or any initial business combination will be identified or completed. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by U.S. federal securities law.

Contacts:

IR@BitNile.com or 1-888-753-2235